SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EDGEWATER TECHNOLOGY

                    GAMCO INVESTORS, INC.
                                 8/31/01           23,000             3.0000
                                 8/30/01              500             2.9800
                                 8/30/01            2,400             3.0000
                                 7/31/01            9,500             3.5342
                                 7/27/01           17,000             3.5000
                    GABELLI ADVISERS, INC.
                                 8/23/01           13,000             3.4500
                                 8/06/01           14,400             3.4978
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 8/24/01           45,400             3.4841


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.